                         [LATHAM & WATKINS LETTERHEAD]



                                December 16, 1999


                                                                     EXHIBIT 5.1

MidAmerican Funding, LLC
666 Grand Avenue
Des Moines, Iowa 50303

                  Re:      Registration Statement on Form S-4;
                           $700,000,000 Aggregate Principal
                           Amount of Senior Secured Notes and Bonds

Ladies and Gentlemen:

                  In connection with the registration of (i) $200,000,000 5.85% Senior Secured Exchange Notes due 2001 (the "2001 Securities"), (ii) $175,000,00 6.339% Senior Secured Exchange Notes due 2009 (the "2009 Securities") and (iii) $325,000,000 6.927% Senior Secured Exchange Bonds due 2029 (the "2029 Securities" and, collectively with the 2001 Securities and the 2009 Securities, the "Securities") by MidAmerican Funding, LLC, an Iowa limited liability company (the "Registrant"), under the Securities Act of 1933, as amended, on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 8, 1999, as amended by Amendment No. 1 thereto filed with the Commission on December 16, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your special counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon

MidAmerican Finding, LLC
Page 2


oral or written statements and representations of officers and other representatives of the Registrant and others.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Capitalized terms used herein without definition have the meanings assigned to them in the Registration Statement.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  When the Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant, the Securities will constitute legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

                  The opinions rendered in the preceding paragraph are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

                  To the extent that the obligations of the Registrant under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) each of the Registrant and the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the Securities, (c) is duly qualified to engage in the activities contemplated by the Indenture and (d) has duly authorized, executed and delivered the Indenture; (ii) the Securities have been duly authorized by all necessary limited liability company action of the Registrant; (iii) the Indenture is the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations. We have also assumed, with your

MidAmerican Finding, LLC
Page 3


consent, that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus.




                                             Very truly yours,

                                             /s/ Latham & Watkins
                                             -------------------------------
                                                 Latham & Watkins